Exhibit 99.1

reAlpha Announces Commercial Launch of GENA, a Product for Property Listing Descriptions

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Dublin, OHIO (November 1, 2023) – reAlpha Tech Corp. (“reAlpha”) (NASDAQ: AIRE), a real estate technology company focused on developing, utilizing and commercializing real estate-focused artificial intelligence to drive efficiency, sustainability and growth, today announced the commercial launch of GENA, formerly known as BnBGPT, a novel tool that enhances residential property listings in multiple online real estate marketplaces through the integration of personalized generative AI descriptions.

In an increasingly competitive residential real estate market, property owners, agents and managers are seeking innovative technology solutions to support their businesses and drive positive outcomes. As an owner of, and investor in, residential real estate, reAlpha understands the complexities involved in marketing properties efficiently and effectively, including the time it takes to develop property listing descriptions for platforms such as Airbnb. To that end, reAlpha developed GENA, which leverages reAlpha’s industry knowledge and generative AI technology to enhance or create property descriptions.

“Introducing GENA advances our long-term strategy to deliver transformative real estate AI solutions that have the potential to redefine the broader real estate landscape,” said Giri Devanur, CEO of reAlpha. “With GENA, we were able to synergize our existing proprietary AI model with the latest advancements in large language models to create a groundbreaking product that meets the need of a large and growing market. In addition to our organic growth initiatives, we are also evaluating potential strategic acquisitions to enhance our capabilities.”

GENA is capable of crafting descriptions that accurately reflect the unique characteristics of each property, allowing residential real estate owners and investors to save time, achieve differentiation and facilitate entry into the market. GENA caters to a diverse spectrum of real estate needs, serving short-term rentals, long-term rentals and residential sales. Whether a property is included in marketplaces such as Airbnb, VRBO, Zillow, Realtor or MLS, GENA can tailor detailed descriptions for each platform, as applicable.

“Our AI has analyzed an incredible amount of data tied to property listings, giving us valuable insights into what works and what doesn’t,” said Jorge Aldecoa, COO of reAlpha. “By revolutionizing the property description creation process with AI, we are helping GENA’s end-users bolster their prospects for success by keeping pace with the evolving market and ensuring their listings captivate their desired audiences.”

To celebrate the commercial launch of GENA and its recent public listing, reAlpha’s executive team will ring the NASDAQ Stock Market Closing Bell this afternoon.

For more information on GENA, visit gena.realpha.com.

About reAlpha

reAlpha Tech Corp. (NASDAQ: AIRE) is a real estate technology company with a mission to develop, utilize and commercialize real-estate focused artificial intelligence to drive efficiency, sustainability and growth. Founded with a focus on short-term rental properties, reAlpha’s strategy involves developing and buying technologies aimed at democratizing access to this asset class. In addition to providing individual investors with access to short-term rentals, reAlpha plans to make some of its technologies available for commercial use on a licensing fee basis, pay-per-use basis or other fee arrangements. For more information about reAlpha, visit www.realpha.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements”. Forward-looking statements include, among other things, statements about: reAlpha’s ability to anticipate the future needs of the short-term rental market; future trends in the real estate, technology and artificial intelligence (“AI”) industries, generally; and reAlpha’s future growth strategy and growth rate. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. These forward-looking statements include, without limitation, statements regarding the satisfaction of required conditions for the listing of the reAlpha common stock. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; reAlpha’s ability to commercialize its developing AI-based technologies; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; the inability to maintain and strengthen reAlpha’s brand and reputation; the inability to accurately forecast demand for short-term rentals and AI-based real estate focused products; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in reAlpha’s U.S. Securities and Exchange Commission (“SEC”) filings. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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